UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  February 25, 2015

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Aegion Corporation (the “Company”) issued an earnings release (the “Earnings Release”) on February 25, 2015 to announce its financial results for the quarter and year ended December 31, 2014. After issuing the Earning Release and in connection with the finalization of the Company’s financial results for the quarter and year ended December 31, 2014, certain adjustments were made that impacted the figures provided in the Earnings Release. Specifically, in the Consolidated Balance Sheets, there was an upward adjustment in Total Assets of less than $0.5 million as well as a corresponding upward adjustment in Total Liabilities. Additionally, although there was no change in cash and cash equivalents at December 31, 2014, there was a reallocation of cash flows among certain categories reported in the Consolidated Statements of Cash Flows. Consequently, the first two paragraphs of the section of the Earnings Release entitled “Cash Flows” should read:

“Net cash flow provided by continuing operations for 2014 was $81.9 million compared to $88.1 million provided in 2013. Net changes in working capital was a $49.7 million source of cash in the fourth quarter due to record cash collection. Days Sales Outstanding declined by nearly 10 days compared to December 31, 2013 and by 16 days compared to September 30, 2014.

Net cash flow used by investing activities in 2014 was $23.2 million, compared to $150.1 million in 2013, as a result of the $150 million acquisition of Brinderson on July 1, 2013. Capital expenditures in 2014 were $32.9 million compared to $26.1 million in 2013. The increase was due to the addition of Brinderson, more maintenance capital to support Insituform’s growing North American business and investments in company-wide information system initiatives. On March 31, 2014, the Company sold its 49% ownership interest in Bayou Coating, L.L.C. for $9.1 million following the majority partner’s exercise of its buy-out right. On June 30, 2013, the Company received $18.3 million in connection with the sale of the Company’s 50 percent interest in its German joint venture.”

A copy of the Earnings Release, as corrected with the two paragraphs above as well as adjustments to the Consolidated Balance Sheets and Consolidated Statements of Cash Flows, is furnished herewith as Exhibit 99.1.

On February 26, 2015, the Company held a conference call in connection with its February 25, 2015 earnings release. During the conference call, the Company stated that it generated $77 million in operating cash flow during the quarter ended December 31, 2014. The actual operating cash flow generated during this period was approximately $73 million due to the reallocations discussed above. A transcript of the conference call corrected to reflect this reallocation is furnished herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Corrected Earnings Release of Aegion Corporation dated February 25, 2015, filed herewith.

99.2	Corrected Transcript of Aegion Corporation’s February 26, 2015 conference call, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General
Counsel and Chief Administrative Officer

Date: March 3, 2015

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description

99.1	Corrected Earnings Release of Aegion Corporation dated February 25, 2015.

99.2	Corrected Transcript of Aegion Corporation’s February 26, 2015 conference call.